EXHIBIT 10.4

AMENDMENT TO THE
ITT DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
AS AMENDED AND RESTATED

This amendment is adopted by the Board of Directors (the “Board”) of ITT Inc. (the “Company”).

WHEREAS, the Company maintains the ITT Deferred Compensation Plan for Non-Employee Directors, as amended and restated (the “Plan”);

WHEREAS, as of the date hereof, no deferral elections are in effect under the Plan for compensation that would otherwise be payable in 2020 or any subsequent year;

WHEREAS, the Board wishes to amend the Plan to provide that no director may elect to defer cash director fees earned, and no additional directors shall become eligible to participate in the Plan, on and after January 1, 2020 (the “Effective Date”); and

WHEREAS, Section 6.01 of the Plan provides that the Plan may be amended by the Board; provided, however, that no amendment shall reduce a participant’s accrued benefit.

NOW, THEREFORE, the Board hereby amends the Plan as follows, effective as of the Effective Date:

1.
The following Section 2.01(c) is added to the Plan: “Effective as of January 1, 2020, the Plan is frozen. No individual may become a participant in the Plan, and no participant may elect to defer any Director Fees earned, on or after January 1, 2020; provided, however, that any election to defer any Director Fees earned prior to January 1, 2020, shall remain in full force and effect.”

2.
The following sentence is added at the end of Section 2.02(a): “Notwithstanding any provisions of the Plan to the contrary, effective January 1, 2020, no additional individuals shall become eligible to participate in the Plan.”

3.
The following sentences are added at the end of Section 3.01(a): “Notwithstanding any provisions of the Plan to the contrary, effective January 1, 2020, no Director Fees earned in a Service Year that begins on or after January 1, 2020, shall be deferred under the Plan. Accordingly, any election to defer Director Fees earned in a Service Year that begins on or after January 1, 2020, shall have no force or effect. Any election to defer Director Fees earned prior to January 1, 2020, shall remain in full force and effect.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer as of the date below.

By: /s/ Maurine Lembesis
Name: Maurine Lembesis
Title: Senior Vice President, Chief Human Resources Officer